UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 12, 2012

Metropolitan Health Networks, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida
(State or Other Jurisdiction of Incorporation)

001-32361	65-0635748
(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 510 Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 805-8500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 12, 2012, Metropolitan Health Networks, Inc. (the “Company”) held its 2012 annual meeting of shareholders (the “2012 Annual Meeting”).  At the 2012 Annual Meeting, the Company’s shareholders voted on the following three proposals: (i) the election of seven members of the Company’s Board of Directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified (Proposal 1), (ii) the approval and ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 2), and (iii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2012 Annual Meeting (Proposal 3). The results of the votes are set forth below.

Proposal 1

The Company’s shareholders voted in favor of the election of the following seven members of the Company’s Board of Directors, to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non-Vote
Michael M. Earley	31,283,866	879,914	7,851,143
Michael Cahr	31,326,147	837,633	7,851,143
Richard A. Franco, Sr.	31,334,165	829,615	7,851,143
Casey Gunnell	31,297,485	866,295	7,851,143
Arthur D. Kowaloff	31,297,085	866,695	7,851,143
Mark Stolper	31,177,521	986,259	7,851,143
John S. Watts, Jr.	31,291,283	872,497	7,851,143

Proposal 2

The Company’s shareholders voted in favor of the approval and ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Vote
39,518,756	349,952	146,215	0

Proposal 3

The Company’s shareholders voted in favor of approving, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2012 Annual Meeting.

For	Against	Abstain	Broker Non-Vote
30,539,711	886,186	737,883	7,851,143

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPOLITAN HEALTH NETWORKS, INC.

By:	/s/ Roberto L. Palenzuela
Name: Roberto L. Palenzuela
Title: General Counsel and Secretary

Dated: June 13, 2012